                                                                    EXHIBIT 10.4

                          SERVICE PROVIDER AGREEMENT

     This Service Provider Agreement, dated as of November 24, 1998, is entered into by and between U.S. Bank National Association, ND ("U.S. Bank") with offices at 2751 Shepard Road, St. Paul, MN 55116 and New Century Mortgage Corporation ("New Century") with offices at 18400 Von Karman, Suite 1000, Irvine, CA 92612.

     WHEREAS, U.S. Bank desires to expand the range of home mortgage products available to its customers who may not qualify for conforming mortgage products;

     WHEREAS, U.S. Bank desires assistance in originating, underwriting and processing certain non-conforming home mortgage loans to be made available to certain customers and New Century desires to provide origination, underwriting and processing services to U.S. Bank;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, U.S. Bank and New Century agree as follows:

SECTION 1  Availability of Mortgage Loan Products
           --------------------------------------

     (a) U.S. Bank intends to offer to certain customers of U.S. Bank and its affiliates ("Customers") a variety of non-conforming first and second lien single family residential mortgage loans ("Mortgage Loans") in order to permit Customers to select a Mortgage Loan type best suited to their financial needs. The types of Mortgage Loans available to Customers pursuant to this Agreement shall include the full range of mortgage loan products generally available through New Century.

     (b) With respect to those products offered to Customers with the assistance of New Century, New Century's underwriting criteria and pricing (by risk category) will be substantially similar to products offered by New Century to its own customers. U.S. Bank agrees that to the extent it requires or prohibits certain fees or charges, any corresponding variation in the pricing offered by New Century to Customers under this Agreement will not be considered a violation of this paragraph (b).

SECTION 2  New Century Services and Obligations
           ------------------------------------

     (a) With respect to each completed Mortgage Loan application provided to New Century pursuant to this Agreement, New Century will process and underwrite the loan applications in accordance with the terms set forth in Exhibit A attached and incorporated into this Agreement. The parties anticipate that Exhibit A may be amended from time to time to reflect changes in the actual services provided by New Century, and the parties agree to cooperate to modify the terms of Exhibit A as necessary.

     (b) In performing the services set forth in Exhibit A, New Century shall comply with all applicable federal and state mortgage lending laws, rules and regulations,

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that may govern the actions of New Century as agent of U.S. Bank or its affiliates relating to mortgage lending, including but not limited to the following:

       (i) compliance with record keeping requirements of the Home Mortgage Disclosure Act;
       (ii)    the Real Estate Settlement Procedures Act;
       (iii) fair lending practices, including but not limited to appropriate employee training on quality of assistance, second review procedures, and the application of applicable underwriting guidelines;
       (iv)    the Fair Housing Act;
       (v)     the Fair Credit Reporting Act;
       (vi)    the Flood Disaster Protection Act;
       (vii)   the Truth in Lending Act;
       (viii)  the National Housing Act;
       (ix)    the Servicemen's Readjustment Act;
       (x)     the Equal Credit Opportunity Act; and
       (xi)    usury limitations.

     To the extent the current and future regulations and applicable guidelines established by the Office of the Comptroller of the Currency or other regulating agency may impose different or additional obligations on U.S. Bank as a national bank, New Century shall comply with such regulations and guidelines if U.S. Bank provides written instructions as to such regulations and guidelines.

SECTION 3  Compensation for Services
           -------------------------

     (a) For New Century's services as described in this Agreement, and for the liability New Century assumes in providing such services, U.S. Bank shall pay New Century the following amounts: (i) reimbursement of the direct expenses incurred by New Century in providing such services to the extent such expenses are equal to or less than 3.5% of the estimated total dollar volume of the Mortgage Loans originated pursuant to this Agreement (the "Cost Benchmark"), and
(ii) 1% of the principal balance of each Mortgage Loan processed and closed pursuant to this Agreement (the "Services Fee"). U.S. Bank shall have no obligation to reimburse New Century for its direct expenses if such expenses are greater than the Cost Benchmark.

     (b) From time to time, but at least once per year, New Century will review its direct expenses attributable to providing services under this Agreement for comparison to the Cost Benchmark. If New Century's direct expenses in providing such services are less than the Cost Benchmark, then U.S. Bank will pay New Century, in addition to the reimbursement of direct expenses and the Services Fee, fifty percent (50%) of the difference between the direct expenses actually incurred and Cost Benchmark.

     (c) If the parties amend Exhibit A with respect to the services to be provided by New Century and/or U.S. Bank, New Century agrees to review and modify its Cost Benchmark as appropriate.

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     (d)  On the fifth business day following the previous month, U.S. Bank will deposit in an account designated by New Century via wire transfer the amounts due under this Section 3), subject to the offsets described in Sections 4 and II below.

SECTION 4  U.S. Bank Obligations
           ---------------------

     (a) In connection with the origination of Mortgage Loans subject to this Agreement, US Bank shall assist in the origination and processing of such Mortgage Loans in accordance with the terms set forth in Exhibit A.

     (b) In performing the services set forth in Exhibit A, U.S. Bank shall comply with all applicable federal and state mortgage lending laws, rules and regulations, including but not limited to the following:

          (i) compliance with record keeping requirements of the Home Mortgage Disclosure Act;
          (ii)    the Real Estate Settlement Procedures Act;
          (iii) fair lending practices, including but not limited to appropriate employee training on quality of assistance, second review procedures, and the application of applicable underwriting guidelines;
          (iv)    the Fair Housing Act;
          (v)     the Fair Credit Reporting Act;
          (vi)    the Flood Disaster Protection Act;
          (vii)   the Truth in Lending Act;
          (viii)  the National Housing Act;
          (ix)    the Servicemen's Readjustment Act;
          (x)     the Equal Credit Opportunity Act; and
          (xi)    usury limitations.

     (c) During the 90-day period commencing on the effective date of this Agreement, in addition to the sums payable under Section 3, U.S. Bank will reimburse New Century for its actual expenses in excess of the Cost Benchmark associated with providing services under this Agreement, in an amount not to exceed $200,000. After the expiration of the 90-day period, U.S. Bank will be entitled to offset the total amount reimbursed in accordance with this paragraph against the 1% Services Fee due New Century over the following twelve month period. If, after the twelve month period, the total amount reimbursed has not been offset against the 1% Services Fee due New Century for that twelve month period, New Century will be obligated to pay the remaining amount in one lump sum, payable no later than twenty days after the end of the twelve month period. Notwithstanding the foregoing, if the Agreement is terminated by either party prior to the expiration of its initial term, and the total amount reimbursed has not been offset against the 1% Services Fee at the time of termination, then New Century will only be obligated to pay U.S. Bank 50% of the remaining amount in one lump sum, payable no later than twenty days after the Agreement's termination.

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     (d)  U.S. Bank will lease space, including desks, computers, computers systems necessary for mortgage origination, telephones and other usual and customary items used in underwriting and processing mortgage loans, in one or more of its operating centers to New Century to be used by New Century personnel dedicated to providing services to U.S. Bank under this Agreement. The fee for such space and equipment shall be $700.00 per person, per month, payable on the last day of each month. If New Century fails to pay the agreed upon lease fee on the first day of the month, then U.S. Bank shall be entitled to offset the rental fee from the payments due under Section 3 above. The personnel supplied by New Century will remain employees of New Century, and New Century will retain responsibility for their salary, benefits, income tax and social security obligations, workers' compensation insurance, and all other federal, state and local obligations imposed on an employer with respect to Its employees. Under no circumstances shall the New Century personnel present in U.S. Bank operating centers be considered employees of U.S. Bank.

     (e) In connection with the selection of all settlement service providers utilized in processing the Mortgage Loans, including but not limited to appraisers, credit reporting agencies, flood certification companies, title companies and private mortgage companies, New Century shall have the sole discretion in selecting such settlement service providers. Notwithstanding the foregoing, New Century agrees that it will, upon reasonable request by U.S. Bank, take all reasonable steps to accommodate U.S. Bank's request to utilize a specific settlement service provider, subject to regulatory limitations and New Century's previous consideration and rejection of the specific settlement service provider.

SECTION 5  Mortgage Loans Outside U.S. Bank Credit Guidelines
           --------------------------------------------------

     (a) From time to time, a Customer may possess credit characteristics which are not consistent with the U.S. Bank credit guidelines applicable to Mortgage Loans subject to this Agreement, but U.S. Bank still wishes to provide beneficial services to such Customer. With respect to such Customers and the mortgage loan products available to them (the "Home Saver and C-Loans"), U.S. Bank agrees to introduce the Customer to New Century for origination, underwriting, processing, funding and settlement of the Home Saver and C- Loans. U.S. Bank will provide certain origination services, including but not limited to taking the application and such other services as required under the Real Estate Settlement Procedures Act and its interpretations by the Department of Housing and Urban Development. U.S. Bank shall retain, as reasonable compensation for its referral services, an origination fee equal to 1.00% of the principal loan amount, payable by the Customer.

     (b) New Century, in its own name and on its own behalf, will fund the Home Saver and C- Loans, and will own such loans for its own portfolio.

SECTION 6  Servicing
           ---------

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     New Century will service the Mortgage Loans subject to this Agreement in accordance with the Servicing Agreement to be entered into by the parties, the terms and provisions of which will include a 50 basis point servicing fee, adjusted according to the division of services to be performed by New Century, plus deboarding and other customary fees agreed to by the parties as consistent with industry practice, servicing performed on an Actual/Actual basis, New Century retaining late fees collected on the Mortgage Loans, and U.S. Bank retaining prepayment penalty fees.

SECTION 7  Communications
           --------------

     The parties shall develop appropriate and cost-effective voice, data, facsimile and e-mail processes and systems to support communication between them, including loan processing status, underwriting information and Customer information.

SECTION 8  Reporting
           ---------

     New Century will provide regular and timely reports to U.S. Bank of pipeline accounts and other activities, the frequency and subject of such reports to be agreed upon by the parties.

SECTION 9  Use of U.S. Bank Name and Logo
           ------------------------------

     The U.S. Bank name, logo and other registered trade and service marks will be used in all places legally permissible throughout the loan origination process under this Agreement, including all origination documents and all communications with the Customer in accordance with the reasonable policies and procedures provided by U.S. Bank from time to time. U.S. Bank retains the exclusive ownership of all such names, logos, and other registered trade and service marks used in this business relationship.

SECTION 10  Early Defaults on Mortgage Loans
            --------------------------------
     (a) Within four months after the end of each twelve month term of this Agreement or an earlier termination of this Agreement, the parties will review U.S. Bank's First Payment Defaults (as defined below) on loans originated under the Agreement during such term. To the extent the First Payment Defaults exceed 5% of the aggregate origination volume during such period ("Threshhold Percentage"), then New Century will reimburse U.S. Bank a sum equal to the total principal balance of the Mortgage Loans which constitute First Payment Defaults in excess of the Threshhold Percentage multiplied by the sum of (i) New Century's direct expense rate (as a percent of originations) in effect at the end of the applicable term, (ii) the 1.00% Services Fee and (iii) 50% of any difference between the Cost Benchmark and the actual direct expense rate as of the end of the applicable term. If New Century's direct expense rate at the end of the applicable term is different than the expense rate at any point during the term, then the expense rate used in calculating the amount New Century will reimburse U.S. Bank under this Section shall be the weighted average of all expense rates in place during the applicable term.

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     (b)  For purposes of this Section 10, a First Payment Default shall be deemed to occur if the obligor on any Mortgage Loan fails to make his first payment due under the Mortgage Loan, and such failure is not cured within 90 days of the first payment due date.

SECTION 11  Solicitation for Refinancing
            ----------------------------

     (a) U.S. Bank retains all rights to re-solicit its Customers and will permit New Century to assist in any re-solicitations only upon express written consent and under terms and conditions mutually agreed upon.

     (b) Notwithstanding paragraph (a) above, the parties acknowledge that from time to time a Customer whose Mortgage Loan was originated pursuant to this Agreement may respond to a New Century advertisement or other communication not specifically targeted to U.S. Bank Customers or be solicited by an independent mortgage broker for a loan to be originated through New Century's wholesale division (a "Non-targeted Refinance"). Any such refinance shall be originated, processed, underwritten, funded and settled entirely by New Century, entirely separate from any processes and personnel involved in the provision of services under this Agreement. New Century will not be obligated to pay any compensation to U.S. Bank with respect to such Non-targeted Refinances, except that if a Customer refinances with New Century within the first ninety (90) days after closing on a Mortgage Loan subject to this Agreement, New Century shall remit to U.S. Bank all sums paid under Section 3 with respect to that Mortgage Loan within ten (10) days of the closing of the Non-Targeted Refinance loan.

     (c) Notwithstanding paragraph (a) above, the parties recognize that from time to time New Century may determine that it is advantageous for New Century and U.S. Bank to re-finance a Mortgage Loan as a defensive measure to prevent a third party from re-financing the Customer's Mortgage Loan. The parties agree to consider entering into such a defensive re-finance with the Customer upon terms and conditions to be agreed upon at the time the opportunity for such a defensive re-finance arises.

SECTION 12  Representations and Warranties of U.S. Bank
            -------------------------------------------

     As an inducement to cause New Century to enter into this Agreement to provide certain origination and processing services for U.S. Bank, U.S. Bank represents and warrants to New Century that, as of the date of this Agreement:

     (a) U.S. Bank is a national bank, duly organized, validly existing, and in good standing under the laws of the United States and possesses all requisite authority, power, licenses, permits and franchises to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action.

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     (b)  The execution and delivery of this Agreement by U.S. Bank in the manner contemplated herein and the performance and compliance with the terms hereof by it shall not violate: (1) its articles of incorporation or bylaws, or
(ii) any laws that could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement applicable to U.S. Bank, and will not constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which U.S. Bank is a party.

     (c) The execution and delivery of this Agreement by U.S. Bank in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

     (d) Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of U.S. Bank hereunder are the legal, valid and binding obligations of U.S. Bank, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by applicable bankruptcy, conservatorship or similar debtor relief laws affecting the enforcement of creditors' rights generally.

     (e) There is no action, suit, proceeding or investigation pending or, to the best of U.S. Bank's knowledge, threatened against U.S. Bank which, either in any one instance or in the aggregate, may (1) result in any material adverse change in the business, operations, financial condition, properties or assets of U.S. Bank or in any material impairment of the right or ability of U.S. Bank to carry on its business substantially as now conducted or to perform under the terms of this Agreement or (ii) which would draw into question the validity of this Agreement or the Mortgage Loans.

     (f) U.S. Bank is not in default with respect to any order or decree of any court or order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of U.S. Bank or its properties or might have consequences that would materially and adversely affect its performance hereunder.

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SECTION 13  Representations and Warranties of New Century
            ---------------------------------------------

     As an inducement to cause U.S. Bank to enter into this Agreement to purchase certain origination and processing services from New Century, New Century represents and warrants to U.S. Bank that, as of the date of this
Agreement:

     (a) New Century a corporation duly organized, validly existing, and in good standing under the laws of the State of California, is duly qualified and in good standing to transact business, and possesses all requisite authority, power, licenses, permits and franchises to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action.

     (b) The execution and delivery of this Agreement by New Century in the manner contemplated herein and the performance and compliance with the terms hereof by it shall not violate: (i) its articles of incorporation or bylaws, or
(ii) any laws that could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement applicable to New Century, and will not constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which New Century is a party.

     (c) The execution and delivery of this Agreement by New Century in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

     (d) Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of New Century hereunder are the legal, valid and binding obligations of New Century, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by applicable bankruptcy, conservatorship or similar debtor relief laws affecting the enforcement of creditors' rights generally.

     (e) There is no action, suit, proceeding or investigation pending or, to the best of New Century's knowledge, threatened against New Century which, either in any one instance or in the aggregate, may (i) result in any material adverse change in the business, operations, financial condition, properties or assets of New Century or in any material impairment of the right or ability of New Century to carry on its business substantially as now conducted or to perform under the terms of this Agreement or (ii) which would draw into question the validity of this Agreement or the Mortgage Loans.

     (f) New Century is not in default with respect to any order or decree of any court or order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of New Century or its properties or

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might have consequences that would materially and adversely affect its performance hereunder.

SECTION 14  Term; Termination
            -----------------
     (a) The term of this Agreement shall be twelve (12) months from the date hereof. The Agreement shall be automatically renewed at the end of each twelve
(12) month period unless one party provides a written termination notice at least ninety (90) days prior to the end of the given twelve (12) month period.

     (b) The Agreement may be terminated by the non-defaulting party in the event of the occurrence of any of the following:

          (i) the other party materially defaults in the performance of any of its duties or obligations hereunder, which default shall not be substantially cured within thirty (30) days after written notice is given by the non-defaulting party specifying the default;

          (ii) an insolvency, bankruptcy or similar proceeding shall have been commenced, or a decree or order of an appropriate court, agency or supervisory authority for the appointment of a conservator, receiver or liquidator shall have been entered against the other party, or the other party admits in writing that it is unable to pay debts generally as they come due or makes an assignment for the benefit of creditors; or

          (iii) the other party materially breaches any representations or warranties contained in this Agreement;

     (c) Notwithstanding any other provision of this Section, each party may terminate this Agreement by providing the other party with ninety (90) days written notice of such termination.

     (d) The representations, warranties and covenants made by each party and the respective obligations to indemnify and hold harmless the other party shall survive the termination of this Agreement. Unless otherwise specified in the notice of termination, termination of the Agreement shall have no effect on Mortgage Loan applications in process at the time of such termination, and such applications shall be processed to closing or denial in accordance with each party's obligations set forth in this Agreement.

SECTION 15  Indemnification
            ---------------
     (a) New Century shall indemnify U.S. Bank, its directors, officers, employees, parent company, subsidiaries, affiliates, agents and assigns and hold them harmless and defend them against any and all liabilities, losses, damage, penalties, fines, forfeitures, judgments, fees and expenses U.S. Bank may suffer as a result of claims, demands, suits, or judgments against it, including reasonable attorneys fees, an' sing out of or resulting from (i) the inaccuracy of any representation of New Century contained in this

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Agreement or material breach of any obligation, covenant or agreement made or to be performed by New Century pursuant to this Agreement; (ii) any litigation or claim arising out of, or resulting from, New Century's failure to observe the terms and covenants of this Agreement; or (iii) violation by New Century of any applicable federal, state or local law, regulation or rule.

     (b) New Century shall indemnify and hold U.S. Bank harmless from any and all liability, loss or damage either party may suffer as a result of claims, demands, suits, penalties, costs or judgments against U.S. Bank, including reasonable attorneys fees, arising out the presence of New Century personnel in U.S. Bank operating centers.

     (c) U.S. Bank shall indemnify New Century, its directors, officers, employees, parent company, subsidiaries, affiliates, agents and assigns and hold them harmless and defend them against any and all liabilities, losses, damage, penalties, fines, forfeitures, judgments, fees and expenses New Century may suffer as a result of claims, demands, suits, or judgments against it, including reasonable attorneys fees, arising out of or resulting from (i) the inaccuracy of any representation of U.S. Bank contained in this Agreement or material breach of any obligation, covenant or agreement made or to be performed by U.S. Bank pursuant to this Agreement; (ii) any litigation or claim arising out of, or resulting from, U.S. Bank's failure to observe the terms and covenants of this Agreement; or (iii) violation by U.S. Bank of any applicable federal, state or local law, regulation or rule.

     (d) Notwithstanding paragraphs (a), (b) and (c) above, before either party shall be entitled to indemnification as provided in this Section 15, the party claiming indemnification shall give notice to the other party of the claimed breach, and the other party shall have a reasonable opportunity to cure such breach, which period of time shall be allowed before any attempt to enforce rights of indemnification hereunder. In addition, no party shall make a claim for indemnification under this Section 15 until such party has liabilities, losses, damages, penalties, fines, forfeitures, judgments, fees and expenses indemnifiable under this Section 15 in excess of $7,500 with respect to that claim, and then shall only be entitled to indemnification in an amount in excess of that amount. [

SECTION 16  Compliance with Year 2000 Requirements
            --------------------------------------

     (a) Each party warrants that, to the extent material to providing services under this Agreement, its software, prior to, during and after the calendar year 2000 shall include, at no additional cost to the other party, design and performance so that neither party shall experience software which terminates abnormally and/or contains invalid and/or incorrect results from the systems in operation of the business of each party. Furthermore, each party represents and warrants that its software will, under normal use and service, record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality, data integrity and performance as the software records, stores processes and presents calendar dates on or before December 31, 1999.

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SECTION 17  Confidential Information
            ------------------------

     (a) The term "Confidential Information" as used in this Agreement shall include all confidential commercial or financial information of each party or its affiliates, now in existence or hereafter created, including without limitation, the following:
          (i) All customer related information, including, but not limited to, customer account numbers and account balances;
          (ii) All information marked as "confidential" or with similar designation;
          (iii) All information protected by rights embodied in copyrights, whether registered or unregistered, patents or pending patent applications, "know how," trade secrets, and any other intellectual property rights of each party; and
          (iv) All proprietary business, financial or technical information of each party or its affiliates and any of their respective customers or vendors (including, but not limited to VISA account numbers, customer lists, customer financial information and software licensed from third parties or owned by each party or its affiliates).

     (b) Notwithstanding the foregoing, the term "Confidential Information" shall not include any portion of such information which the other party can establish by clear and convincing evidence to have:
          (i)   become publicly known without breach of this Agreement; or
          (ii) been known by that party without any obligation of confidentiality, prior to disclosure of such Confidential Information to such party; or
          (iii) been received in good faith by that party from a third-party source having the right to disclose such information.

     (c) Each party may use the Confidential Information only for the purpose of rendering services under this Agreement. Unless otherwise agreed to in writing between U.S. Bank and New Century, from and after the date of this Agreement, both parties shall:

          (i) not reproduce, copy, duplicate, divulge or use any Confidential Information, or allow any Confidential Information to be reproduced, copies, duplicated, divulged or used, except as expressly permitted above;
          (ii) require that all persons, employees, agents, partners, consultants, contractors, representatives and any other third parties (collectively, the "Representatives") who are permitted access to any Confidential Information to agree to assume all of the same obligations regarding the protection of the Confidential Information assumed by each party under this Agreement; and
          (iii) keep all Confidential Information in a physically secure place which will prevent anyone, except the Representatives who are permitted access to the Confidential Information to satisfy the purposes of this Agreement, from using or disclosing any Confidential Information.

     (d)  In the event that either party or any of its respective
Representatives breach the covenants contained in this Section 17, the breaching party recognizes that irreparable injury will result to the non-breaching party or third parties entrusting

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Confidential Information to the non-breaching party, that the non-breaching party's remedy at law for damages will be inadequate, and that the non-breaching party will be entitled to an injunction to restrain the continuing breach by the breaching party and its Representatives, or any other persons or entities acting for or with that party. In such event, the non-breaching party shall further be entitled to recover from the breaching party:

          (i) actual damages to the non-breaching party or its directors, officers, employees or agents;
          (ii) any costs, losses or damages associated with any claims by third parties against the non-breaching party;
          (iii) reasonable attorneys' and other professionals' fees and all other costs and expenses incurred in connection with the enforcement of this Agreement; and
          (iv) any other rights and remedies the non-breaching may have at law or in equity.

     (e) In the event that either party is requested or required by any court or governmental agency or pursuant to any subpoena, request for information, interrogatories, or similar process, to disclose any Confidential Information received by it, it will promptly provide the other party with notice of such request so that the other party may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement.

SECTION 18  Non-Solicitation
            ----------------

     During the term of this Agreement and for a period of 12 months after its expiration or termination, New Century and U.S. Bank shall not, without the prior written consent of the other party, either directly or indirectly, either alone or in concert with others, solicit the employment of any employee of or consultant to the other party or any of its affiliates. For the purposes of this Section, general advertisements or other non-targeted broadly circulated announcements regarding job openings shall not be considered to be a "solicitation."

SECTION 19  Implementation
            --------------

     The parties shall use their best efforts to fully implement the terms and provisions of this Agreement by August 1, 1999, with manual processes for implementation to be operational by the end of the first quarter of 1999.

SECTION 20  Cooperation
            -----------

     The parties acknowledge that the success of their efforts under this Agreement depends on the cooperation of each of them. Accordingly, each of the parties shall use its best efforts and confer in good faith in an attempt to agree upon any matter hereunder which requires such agreement.

SECTION 21  No Partnership or Joint Venture
            -------------------------------

     This Agreement is not intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the parties.

SECTION 22  Mediation
            ---------

     Any controversy or claim between the parties, including those arising out of or relating to this Agreement and any claim based on or arising from an alleged tort, shall, at the request of any party, be submitted to a mediator mutually agreed upon by the parties. The parties shall make a good faith effort to resolve the claim or controversy through mediation.

SECTION 23  Notices
            -------

     All demands, notices and communication hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the following addresses:

     (a)  if to U.S. Bank:

          U.S. Bank National Association, ND
          2751 Shepard Road
          St. Paul, MN 55116
          Attn: Dave Anton, Vice President

     (b)  if to New Century:

          New Century Mortgage Corporation
          18400 Von Karman, Suite 1000
          Irvine, CA 92612
          Attn: Paul Rigdon, Executive Vice President

or such other addresses as may hereafter be furnished to the other party by like notice.

SECTION 24  Amendments, Changes and Modifications
            -------------------------------------

     This Agreement may be amended, changed, modified or altered only with the written consent of U.S. Bank and New Century by a written agreement that specifically refers to this Agreement and that is executed by all parties.

SECTION 25  Governing Law
            -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the application of conflict of laws rules.

SECTION 26  Severability
            ------------

     Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid or unenforceable for any reason whatsoever, and such illegality, invalidity or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

SECTION 27  Rights Cumulative; Waivers
            --------------------------

     The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

SECTION 28  Counterparts
            ------------

     This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

SECTION 29  Remedies Not Exclusive
            ----------------------

     Except as provided otherwise herein, the rights and remedies of the parties provided in the Agreement are cumulative and not exclusive and are in addition to any other rights and remedies now or hereafter provided by law.

SECTION 30  Integrated Agreement
            --------------------

     This Agreement and the documents, instruments and agreements executed and delivered pursuant to this Agreement, constitute the entire agreement between the parties with respect to the subject of the transactions contemplated hereby and supersede all prior letters or agreements with respect thereto.

SECTION 31  Assignment of Rights to Third Parties
            -------------------------------------

     All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of U.S. Bank and New Century and their respective successor and assigns; provided, however, that neither party shall assign or delegate any of its rights, privileges or duties arising under this Agreement without the prior written consent of the other.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to e duly executed by their respective officers, all as of the day and year stated above.

U.S. Bank National Association, ND    New Century Mortgage Corporation


By: /s/ David Anton                   By:
    -----------------                     ------------------
Name:  David Anton                    Name:_________________
Title:  Vice President                Title:________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to e duly executed by their respective officers, all as of the day and year stated above.

U.S. Bank National Association, ND    New Century Mortgage Corporation


By:                                   By: /s/ Patrick Flanagan
    -----------------------              ---------------------
Name:______________________           Name:  Patrick Flanagan
Title:_____________________           Title:  Executive Vice President

                                   EXHIBIT A

          As of the date of the Service Provider Agreement, the following itemization/ flow chart indicates the services New Century shall provide in the origination of Mortgage Loans subject to the Service Provider Agreement and the obligations of U.S. Bank with respect to such origination:

                                  New Century
                                  -----------

1. Collect financial information and other related documents that are part of the application process
2.  Provide federal and state disclosures
3.  Verify employment, deposits and other loans
4.  Obtain appraisals
5.  Obtain title reports
6.  Verify hazard insurance and flood insurance if necessary
7.  Underwrite the loan
8.  Prepare loan documents
9. Maintain communication with U.S. Bank Banker and Customer (unless Mortgage Loan is through the Broker channel, in which case New Century would communicated only with the Banker)
10. Submit final loan documents to Banker prior to closing
11. Review loan documents received from title company during rescission period prior to disbursement of funds
12. Update ACAPS with respect to data reportable under HMDA

                                   U.S. Bank
                                   ---------

1. Introduce eligible Customers to New Century processors acting on behalf of and in the name of U.S. Bank.
2.  Collect and report HMDA data
3.  Communicate with Broker, if any, and Customer
4.  Participate in closing (either at branch or title company)
5.  Fund loans